                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF MACKIE DESIGNS INC.
                             AS OF DECEMBER 31, 1999

                                                      State of Incorporation or Country
Subsidiary                                            in which Organized
--------------------------------------------------    ------------------------------------

Mackie Sales Corporation                              Barbados
Mackie Designs Manufacturing Inc.                     Washington
Mackie Designs (Netherlands) B.V.                     The Netherlands
Mackie Designs (Italy) S.r.l.                         Italy
Novac S.r.l.                                          Italy
Radio Cine Forniture (RCF) S.p.A.                     Italy
AVM S.r.l.                                            Italy
RCF Artesuono S.r.l.                                  Italy
Elettronica International S.r.l.                      Italy
RCF France S.A.                                       France
RCF Electronics (U.K.) Ltd.                           United Kingdom
RCF North America Inc.                                New Jersey
RCF China Limited                                     China
RCF Deutschland GmbH                                  Germany